                                                                     EXHIBIT 5.1

                                  LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
 A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                       FIRST UNION PLAZA               OTHER OFFICES:
                           SUITE 1400                Charleston, South Carolina
                   999 PEACHTREE STREET, N.E.        Charlotte, North Carolina
                    ATLANTA, GEORGIA  30309           Columbia, South Carolina
                    TELEPHONE (404) 817-6000          Florence, South Carolina
                   TELECOPIER (404) 817-6050         Greenville, South Carolina
                                                    Myrtle Beach, South Carolina


                                August 11, 1997


Phoenix International Ltd., Inc.
500 International Parkway
Heathrow, Florida  32746


Gentlemen:

         We have acted as counsel to Phoenix International Ltd., Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-1 (Reg. No. 333-31415) (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 1,748,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.


                                  Very truly yours,

                                  /s/NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.